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                                                                    EXHIBIT 4.17

                                 AMENDMENT NO. 1
                                       TO
                      STOCK AND WARRANT PURCHASE AGREEMENT

                                 BY AND BETWEEN

                             FLEMING COMPANIES, INC.

                                  AS ISSUER AND

                            U.S. TRANSPORTATION, LLC

                                   AS INVESTOR

                          DATED AS OF OCTOBER 17, 2001

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                                 AMENDMENT NO. 1
                                       TO
                      STOCK AND WARRANT PURCHASE AGREEMENT

         This Amendment No. 1 to Stock and Warrant Purchase Agreement (the "Amendment"), dated as of October 17, 2001, is entered into by and between Fleming Companies, Inc., an Oklahoma corporation (the "Company") and U.S. Transportation, LLC, a Delaware limited liability company (the "Investor").

                                    RECITALS

                  A. The Company and the Investor have entered into a Stock and Warrant Purchase Agreement dated as of February 6, 2001 (the "Agreement"), pursuant to which Investor purchased shares of Common Stock of the Company as well as a warrant for the purchase of additional Common Stock;

                  B. The Company and the Investor desire to amend Section 5.2 of the Agreement for the purpose of allowing Investor the option of purchasing up to one million shares of Common Stock of the Company in the open market.


                                            AGREEMENT


                  NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                  SECTION 1. DEFINITIONS. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings set forth in the Agreement.


                  SECTION 2. AMENDMENT OF SUBSECTION 5.2(i). Subsection 5.2(i) of the Agreement is hereby amended to read in full as follows:

                           "(i) acquire, announce an intention to acquire, offer
                  to acquire, or enter into any agreement, arrangement or undertaking of any kind the purpose of which is to acquire, by purchase, exchange or otherwise, (A) any shares of Voting Stock, other than upon exercise of the Warrant and other than the purchase by Investor of up to five hundred thousand (500,000) shares of Common Stock of the Company during any single trading day and one million (1,000,000) shares of Common Stock of the Company in the aggregate (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar transactions) on the open market through normal broker transactions, or (B) any other security convertible into, or any option, warrant or right to acquire, Voting Stock, in each case other than pursuant to Section 5.4 hereof;"


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                  SECTION 3. CONFIRMATION OF THE AGREEMENT AS AMENDED BY THIS
AMENDMENT. The Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall remain in full force and effect.


                    (SIGNATURES APPEAR ON THE FOLLOWING PAGE)

                  IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Stock and Warrant Purchase Agreement as of the date first written above.

Company:                        FLEMING COMPANIES, INC.,
                                An Oklahoma corporation


                                By:   /s/ Matthew Hildreth
                                      -------------------------------


                                Its:  Senior Vice President, Finance & Treasurer



Investor:                       U.S. TRANSPORTATION, LLC
                                A Delaware Limited Liability Company


                                By:   The Yucaipa Companies, LLC,
                                      Its Managing Member


                                By:   /s/ Ronald W. Burkle
                                      --------------------------------
                                      Ronald W. Burkle
                                      Its Managing Member




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